UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

SYNTROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5416 S. Yale, Suite 400 Tulsa, Oklahoma	74135
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 592-7900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2008, Syntroleum Corporation (“Syntroleum”) issued to Tyson Foods, Inc. (“Tyson”) a warrant for the purchase of up to 8,000,000 shares of Syntroleum common stock pursuant to a Warrant Agreement dated June 30, 2008, providing for the issuance of warrants to Tyson in exchange for credit support relating to the obligations of Dynamic Fuels, LLC (“DF) for $100,000,000 of certain Go-Zone revenue bonds originated by the Louisiana Public Facilities Authority (the “Bonds”) and closed on October 21, 2008. Tyson and Syntroleum are each 50% owners of DF.

The exercise price of the Warrants is $.01 per share. The warrants are transferable by Tyson subject to a right of first offer in favor of Syntroleum. The warrants and the underlying shares were issued to Tyson in an unregistered private transaction under Section 4(2) of the Securities Act of 1933. The warrants will expire four years from issuance.

Item 3.02. Unregistered Sales of Equity Securities.

Incorporated herein by reference is the discussion under Item 1.01 above.

Item 8.01. Other Events.

A press release issued by DF announcing the closing of the Bonds is attached as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Bonds Sold to Help Fund First Dynamic Fuels Plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: October 23, 2008	By:	/s/ Karen L. Gallagher

Karen L. Gallagher
Senior Vice President, Principal Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Item

99.1	Bonds Sold to Help Fund First Dynamic Fuels Plant

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